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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2001




                          The Majestic Star Casino, LLC
                     The Majestic Star Casino Capital Corp.
             (Exact name of Registrant as specified in its charter)


            Indiana                                              43-1664986
            Indiana                      333-06489               35-2100872
(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


                           One Buffington Harbor Drive
                            Gary, Indiana 46406-3000
                    (Address of principal executive offices)


       (Registrant's telephone number, including area code: (219) 977-7823



                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On November 22, 2000, Majestic Investor, LLC ("Majestic"), a wholly-owned subsidiary of the Registrant, entered into a definitive agreement, as amended December 4, 2000, and as further amended November 1, 2001 (the "Purchase Agreement"), to purchase substantially all of the assets of certain casino properties owned and operated by affiliates of Fitzgerald's Gaming Corporation ("Fitzgeralds") for approximately $149.0 million in cash, subject to adjustment in certain circumstances, plus the assumption of certain liabilities. On October 16, 2001, Majestic assigned all of its rights and obligations under the Purchase Agreement to Majestic Investor Holdings, LLC ("Holdings"), a wholly-owned subsidiary of Majestic. On December 6, 2001, the transactions contemplated by the Purchase Agreement were consummated.

         The consideration provided for in the Purchase Agreement was determined by the Registrant after a complete review of the assets of the casino properties and negotiations between representatives of the Registrant and Fitzgeralds.

         The acquisition contemplated by the Purchase Agreement, including payment of the related fees and expenses, was financed partially from proceeds received in connection with the issuance by Holdings and its wholly-owned subsidiary, Majestic Investor Capital Corp., of $152.6 million aggregate principal amount of 11.653% Senior Secured Notes due 2007 at a discount of 95.0% to yield net proceeds to Holdings of $145.0 million and partially from the contribution of an aggregate amount of $14.0 million of equity from Majestic and one of Holdings' managers.

         The assets acquired from Fitzgeralds consist of three casino properties formerly operated by Fitzgeralds in Tunica, Mississippi, Black Hawk, Colorado, and downtown Las Vegas, Nevada. The properties collectively contain approximately 2,949 slot machines, 62 table games and 1,145 hotel rooms. The Registrant intends to continue to operate the casino properties under the Fitzgeralds name.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a),(b) Financial Statements of Business Acquired and Pro Forma Financial Information

                  These financial statements and the pro forma financial information are in the process of being prepared and will be filed as an amendment to this report as soon as practicable, but no later than February 11, 2002.

         (c)      Exhibits.

                  A list of Exhibits included as part of this report is set forth in the Exhibit Index, which immediately precedes such Exhibits and is incorporated herein by reference.


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                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 13, 2001.

                                THE MAJESTIC STAR CASINO, LLC

                                By:  Barden Development, Inc., Manager

                                By:  /s/ Michael E. Kelly
                                     ------------------------------------------
                                     Michael E. Kelly, Executive Vice President
                                     and Chief Operating and Financial Officer

                                THE MAJESTIC STAR CASINO CAPITAL CORP.

                                By:  /s/ Michael E. Kelly
                                     ------------------------------------------
                                     Michael E. Kelly, Executive Vice President
                                     and Chief Operating and Financial Officer


                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

2.1 Purchase and Sale Agreement, dated as of November 22, 2000, by and among Majestic Investor, LLC, Fitzgerald's Las Vegas, Inc., 101 Main Street Limited Liability Company, Fitzgerald's Mississippi, Inc., Fitzgerald's Gaming Corporation and certain affiliates of the foregoing parties, as amended by the First Amendment thereto, dated as of December 4, 2000 filed as
                  Exhibit 2.1 to the Registrant's Report on Form 10-K for the period ended December 31, 2000, and incorporated herein by reference. The Registrant agrees to furnish a supplementary copy of any omitted schedule to the Commission upon request.

2.2 Second Amendment, dated as of November 1, 2001, by and among Majestic Investor Holdings, LLC, Majestic Investor, LLC, Barden Nevada Gaming, LLC, Barden Mississippi Gaming, LLC, Barden Colorado Gaming, LLC, Fitzgerald's Las Vegas, Inc., 101 Main Street Limited Liability Company, Fitzgerald's Mississippi, Inc., and Fitzgerald's Gaming Corporation to Purchase and Sale Agreement, dated as of November 22, 2000, as amended by the First Amendment thereto, dated as of December 4, 2000. The Registrant agrees to furnish a supplementary copy of any omitted schedule to the Commission upon request.

99                Press Release, dated December 7, 2001.